Exhibit 99.(a)(26)

CERTIFICATE OF ACCURACY

I, the undersigned, Arend Bakker, declare that I am fluent in the English and Dutch languages; that I have translated, transcribed, reviewed and/or edited the following Dutch source file.

Van Dijck Tab 23.pdf

I certify that to the best of my knowledge, ability and belief the same is a true and complete translation/transcription of the documents presented to me.

/s/ Arend Bakker
(Translator)

JX 051a

www.ubiqus.com

Ubiqus – West Coast	Meeting Services	Ubiqus – East Coast
2222 Martin Street, Suite 212	Transcription	22 Cortlandt Street, Suite 802
Irvine, CA 92612	Translation / Interpretation	New York, NY 10007
ph. (949) 477 4972	Audience Response Systems	ph. (212) 227 7440

From: Dijk, van, J.A. (Johannes) (W&O Financial BC Portfolio Management)

Sent: Friday, October 24, 2008 9:53 AM

To: Blok, E. (Eelco) (Board of Directors KPN); Costermans, H.J. (Huib) (W&O Financial Manager); Dijk, V. (Vincent) (W&O PFM Manager); Farwerck, J.F.E. (Joost) (W&O Director)

Cc: Koetsier, J.M. (Jeroen) (W&O Financial BC Portfolio Management); Krijger, P. (Paul) (W&O Financial BC Portfolio Management); Nijs, de, H.W. (Henk) (W&O Financial BC Portfolio Management); Essing, P.J.M. (Pieter) (W&O PFM WS Interconnection Services); Erp, van, P.C. (Peter) (W&O PFM WS Interconnection Services)

Subject: ibasis bp 2009 and acquisition update v02.ppt

Follow Up Flag: Follow up

Flag Status: Yellow

Attachements: ibasis bp 2009 and acquisition update v02.ppt

Gentlemen,

Hereby a status update business plan iBasis 2009.

Greetings Johannes

From: Dijk, van, J.A. (Johannes) (W&O Financin BC Portfolio Management)

Sent: Friday, October 24, 2008 9:53 AM

To: Blok, E. (Eelco) (Raad van Bestuur KPN); Costermans, H.J. (Huib) (W&O Financiën Manager); Dijk, V. (Vincent) (W&O PFM Manager); Farwerck, J.F.E. (Joost) (W&O Directeur)

Cc: Koetsier, J.M. (Jeroen) (W&O Financiën BC Portfolio Management); Krijger, P. (Paul) (W&O Financiën BC Portfolio Management); Nijs, de, H.W. (Henk) (W&O Financiën BC Portfolio Management); Essing, P.J.M. (Pieter) (W&O PFM WS Interconnection Services); Erp, van, P.C. (Peter) (W&O PFM WS Interconnection Services)

Subject: ibasis bp 2009 and aquisition update v02.ppt

Follow Up Flag: Opvolgen

Flag Status: Yellow

Attachments: ibasis bp 2009 and aquisition update v02.ppt

Heren,

Hierbij een status update businessplan iBasis 2009.

Gr. Johannes

Confidential	KPN00034401

[kpn logo]

0              Zakelijke Markt, KPN B.V.  Boekwinst iBasis  15 november 2007

Confidential                                                                                                                          KPN00034402

iBasis Acquisition & Business Plan 2009 Status Update October 2008 1 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034403

Contents 1. What we thought in 2007 – Original KPN KGCS/iBasis case 2. What we see happening in 2008 – Observations Summary – Observations Financial Performance – Observations Trading Traffic 3. How will 2009 look like – Business plan – Market value iBasis 4. Concluding – Summary analysis & findings – Next steps 2 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034404

Original KPN KGCS/iBasis case

-- annual revenue growth decrease, steady EBITDA growth --

Revenu ($ mln)	2007*	2008	2009	2010
iBasis	620	713	784	823
KGCS intern	213	229	231	231
KGCS extern	565	538	522	510
Totaal	1.398	1.480	1.537	1.564
EBITDA ($ mln)	**2007***	**2008**	**2009**	**2010**
iBasis	24	33	41	47
KGCS	50	49	52	55
Totaal	74	82	93	102

2007 guidelines

synergies
- IP
- Knowledge

graphical synergies
- Connecting North/Mid/South Americas with Europe/Africa and Asia val in international voice market

Revenu (€ mln)	2007*	2008	2009	2010
iBasis	419	482	530	556
KGCS intern	144	155	156	156
KGCS extern	382	363	353	345
Totaal	945	1.000	1.039	1.057
EBITDA (€ mln)	**2007***	**2008**	**2009**	**2010**
iBasis	16	22	28	32
KGCS	34	33	35	37
Totaal	50	55	63	69

Exchange rate: € 1,48/$ (as of 27 Nov 2007)

Financial

nue growth: approx 4%

DA growth: approx 12%

3

3 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007

Confidential KPN00034405

1. What we thought in 2007 – Original KPN KGCS/iBasis case 2. What we see happening in 2008 – Observations Summary – Observations Financial Performance – Observations Trading Traffic 3. How will 2009 look like – Business plan – Market value iBasis 4. Concluding – Summary analysis & findings – Next steps 4 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034406

Observations 2008 summary

-- Traffic management need significant attention --

	Revenue	Gross margin	Operating expenses	EBITDA	Total traffic X 1.000.000 min
Plan 2008	1000	Not available	945	55	27.456
Plan YTD	753	86	708	45	20.626
Actuals YTD Q3	680	65	660	20	17.832
Remark	73 mln behind plan, caused by loss of trading traffic volumes	Lower average revenues and higher average procurement costs	48 mln below plan		Total traffic is 2.8bln minutes behind plan. This difference has occurred in Jun / Jul / Aug / Sept 2008 for trading traffic. Negative growth in trend

All amounts in € 1000

5

5 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007

Confidential KPN00034407

Observations financial performance: EBITDA in detail — EBITDA far behind plan due to lower revenues and traffic — On average compared to the previous month in 2008 the EBITDA September is € 1.9 mln above average (incidentals 0,7 mln) Outlook 2008 an EBITDA of €27 mln seems achievable 6 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034408

Observations trading traffic — Growth synergies not happening, negative traffic growth since April 2008 — Total traffic minutes YTD 2008 are 17.8 billion minutes. The lack of trading traffic minutes causes the decline in the total traffic. Also this traffic shows a negative development related to 2007 KPN GCS and iBasis expected the greatest benefits from this traffic stream 7 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034409

1. What we thought in 2007 — Original KPN KGCS/iBasis case 2. What we see happening in 2008 — Observations Summary — Observations Financial Performance — Observations Trading Traffic 3. How will 2009 look like — Business plan — Market value iBasis 4. Concluding — Summary analysis & findings — Next steps 8 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034410

2009 key plan figures, as delivered on October 6th 2008 — very aggressive targets based on 2008 YEE — All amounts in € 1000 Revenue EBITDA Operating expenses Trading traffic X 1.000.000 mln 2008 Plan 753 45 708 27.456 2008 YEE 940 27 913 Not available 2009 Plan 1003 (10% growth on YEE) 43 (60% growth on YEE) 960 (5% growth on YEE) Not available 2010 Plan * 1021 44 977 Not available 2011 Plan * 1040 45 995 Not available * prognoses by KPN team analysis €1 = $1.44 9 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034411

Observations financial performance: development overtime — Lowering future results based on 2008 learnings and market environment — •The estimated growth of the revenues in the BP 2009 equals the growth in the old 2009 BP, Ebitda% decreases from 6% to 4%. •Estimated for 2010/2011 is a 2% revenues growth and stable EBITDA% of 4,3%, this leads to a stable EBITDA of approx. 45 mln. 10 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034412

Intercompanies — Intercompanies showing growth on revenues from KPN Parties — 2008 ESTIMATED n/12 2009 Revenues Expenses Revenues Expenses SNT Deutschland (AG) 883 0 900 ZM INS 1.347 7.949 74 4.600 W&O Centraal 0 0 W&O Voice Services 102.808 103.475 94.200 84.800 RES 663 300 Network Operator 0 1.500 BASE NV 22.052 6.023 31.726 4.076 E-PLUS Germany 53.521 4.821 49.999 4.418 E-Plus Spain 112 0 497 T2 Belgium 563 831 560 540 IT NL 0 1.473 350 181.285 125.235 177.956 100.584 11 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034413

Market value iBasis (Oct 20th 2008) — After one year in business the market value has dropped by 80% — Date Stock Rate Dollar Xrate ## Stock %% Waarde in Euro Value on 20-10-2008 2.06 0,7511 73.375.000 100% 113.528.992 KPN Share 40.121.074 55% 62.077.071 Value to the deal Waarde in Euro’s KPN Contribution 31-10-2007 Additional Cash for KPN GCS 20.000.000 Cash Payment from KPN to iBasis 40.000.000 Net Profit KPN GCS 22.000.000 Multiplyer 4.0 Estimated Value of KPN GCS 88.000.000 Subtotal Contribution 148.000.000 Book Profit -72.000.000 Total Value Contributed by KPN -76.000.000 20-10-2008 Current surplus Value -13.922.929 [Illegible] [Illegible] [Illegible] [Illegible] [Illegible] KPN 40,121,074 [Illegible] [Illegible] (30-09-07) 10,750 USD 431,301,546 USD [Illegible] (20-10-08) 2,060 USD 82,649,412 USD [Illegible] 30-9-2007 1,414 EUR 20-10-2008 1,331 EUR Outstanding Stock 73.375.000 100% KPN Share 40.121.074 55% Institutional 18.917.287 26% Board Members 4.070.934 6% Others 10.265.705 14% INSTITUTIONALS GMT CAPITAL COR 3.009.707 4% MILLENNIUM MANA 2.996.195 4% LAMPE, CONWAY & 2.389.438 3% GREYWOLF CAPITA 2.037.440 3% BARCLAYS GLOBAL 1.401.276 2% Other Institutional 7.083.231 10% 12 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034414

Contents 1. What we thought in 2007 – Original KPN KGCS/iBasis case 2. What we see happening in 2008 – Observations Summary – Observations Financial Performance – Observations Trading Traffic 3. How will 2009 look like – Business plan – Market value iBasis 4. Concluding – Summary analysis & findings – Next steps 13 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034415

Summary of analysis & findings — Time for action — KPN GCS and iBasis expected the greatest benefits from this traffic stream Total trading traffic minutes far behind plan The lack of trading traffic minutes causes the decline in the total traffic. This traffic too shows a negative development related to 2007 Expect lower margins due to fierce competition in EU and potentially other regions The estimated growth of the revenues in the BP 2009 equals the growth in the old 2009 BP, EBITDA% decreases from 6% to 4% Estimated for 2010/2011 is a 2% revenues growth and stable EBITDA% of 4,3%, this leads to a stable EBITDA of approx. 45 mln 14 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034416

Next steps •Discussion topics Nov 6th meeting – Business Plan – “Back to Growth” – Independent iBasis operations •Dec 15th iBasis BP 2009 finalized •Updated & signed framework & schedules Jan 15th 15 Zakelijke Markt, KPN B.V. Boekwinst iBasis 15 november 2007 Confidential KPN00034417

Confidential KPN00034418

A             B

1

2              Aquisitiecase – toezeggingen versus Actuals

3

4

5              iBasis Group

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7              Amounts Euro x 1000

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9              Revenues

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16            EBITDA

17

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Confidential                                                                                                                          KPN00034419

A             B

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Confidential                                                                                                                          KPN00034420

YEE EBITDA is – 56% beneden Plan 2008. Gevolg van achterblijvende omzet van – 10% en lagere kosten van – 7%. Dit ten gevolge van achterblijvende volumes van – 13% YEE EBITDA is – 56% beneden Plan 2008. Gevolg van achterblijvende omzet van – 10% en lagere kosten van – 7%. Dit ten gevolge van achterblijvende volumes van – 13% YEE EBITDA is – 56% beneden plan 2008 Gevolg van achterblijvende omzet en lagere kosten ten gevolge van achterblijvende volumes In relatie tot de hoogte van de omzet liggen de kosten 3% boven plan Kwantiteiten zorgen voor absolute daling van omzet en kosten Prijs per minuut stijgt, waarbij de inkoop harder toeneemt dan de gemiddelde verkoopprijs per minuut Ontwikkeling aandelenkoers – Aandelen KPN – Aankoopkoers (30-09-07) Confidential KPN00034421 -

C

62 – Huidige koers (20-10-08)

63 – Wisselkoers

64

Confidential                                                                                                                          KPN00034422

1 Q4 2007 Q3 2008 YEE 2008 AP 2008 BP 2009 BP 2010 BP2011 916 29 945 Plan 753 940 1,000 1,038 1,057 708 94% -6% 2% -48 -7% Actual 245 680 940 660 97% -10% BP 2009-2011 1,003 1,021 1,040 Plan 45 24 55 63 69 -56% 6% Actual 5 20 27 -56% BP 2009-2011 43 44 45 0.043070788 2 -10% -10% -7% 7% -13% -13% Dollarwaarde 40,121,074 stuks 10.750 USD 431,301,546 USD Confidential KPN00034423

     D         E         F         G         H         I         J         K         L         M         N         O         P         Q         R         S

62                            2.060 USD              82,649,412 USD

63            9/30/2007               1.414 EUR

64            10/20/2008             1.331 EUR

Confidential                                                                                                                          KPN00034424

Revenues 2007 2008 2009 2010 2011 GROEI 2008 2009 2010 2011 BP 2008-2010 945 1,000 1,039 1,057 5.82% 3.90% 1.73% BP 2009-2011 945 940 1,003 1,021 1,040 -0.53% 6.70% 1.83% 1.83% Costs 2007 2008 2009 2010 2011 GROEI 2008 2009 2010 2011 BP 2008-2010 895 945 976 988 5.59% 3.28% 1.23% BP 2009-2011 895 913 960 977 955 2.01% 5.13% 1.83% 1.83% EBITDA 2007 2008 2009 2010 2011 GROEI 2008 2009 2010 2011 BP 2008-2010 50 55 63 69 10.00% 14.55% 9.52% BP 2009-2011 50 27 43 44 45 -46.00% 60.00% 1.83% 1.83% Confidential KPN00034425

Confidential KPN00034426

A             B

2              Aquisitiecase – toezeggingen versus Actuals

3

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5              iBasis Group

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7              Amounts Euro x 1000

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Confidential                                                                                                                          KPN00034427

   A                          B

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Confidential                                                                                                                          KPN00034428

YEE EBITDA is – 56% beneden Plan 2008. Gevolg van achterblijvende omzet van – 10% en lagere kosten van – 7%. Dit ten gevolge van achterblijvende volumes van – 13% YEE EBITDA is – 56% beneden Plan 2008. Gevolg van achterblijvende omzet van – 10% en lagere kosten van – 7%. Dit ten gevolge van achterblijvende volumes van – 13% YEE EBITDA is – 56% beneden plan 2008 Gevolg van achterblijvende omzet en lagere kosten ten gevolge van achterblijvende volumes In relatie tot de hoogte van de omzet liggen de kosten 3% boven plan Kwantiteiten zorgen voor absolute daling van omzet en kosten Prijs per minuut stijgt, waarbij de inkoop harder toeneemt dan de gemiddelde verkopprijs per minuut Ontwikkeling aandelenkoers – Aandelen KPN – Aankoopkoers (30-09-07) Confidential KPN00034429 -

                                C

62 – Huidige koers (20-10-08)

63 – Wisselkoers

Confidential                                                                                                                          KPN00034430

1 Q4 2007 Q3 2008 YEE 2008 AP 2008 BP 2009 BP 2010 BP2011 916 29 945 Plan 753 940 1,000 1,038 1,057 708 94% -6% 2% -48 -7% Actual 245 680 940 660 97% -10% BP 2009-2011 1,003 1,021 1,040 Plan 45 24 55 63 69 -56% 6% Actual 5 20 27 -56% BP 2009-2011 43 44 45 0.043070788 2 -10% -10% -7% 7% -13% -13% Dollarwaarde 40,121,074 stuks 10.750 USD 431,301,546 USD Confidential KPN00034431

     D         E         F         G         H         I         J         K         L         M         N         O         P         Q         R         S

62                            2.060 USD              82,649,412 USD

63            9/30/2007               1.414 EUR

64            10/20/2008             1.331 EUR

Confidential                                                                                                                          KPN00034432

Revenues 2007 2008 2009 2010 2011 GROEI 2008 2009 2010 2011 BP 2008-2010 945 1,000 1,039 1,057 5.85% 3.90% 1.73% BP 2009-2011 945 940 1,003 1,021 1,040 -0.53% 6.70% 1.83% 1.83% Costs 2007 2008 2009 2010 2011 GROEI 2008 2009 2010 2011 BP 2008-2010 895 945 976 988 5.59% 3.28% 1.23% BP 2009-2011 895 913 960 977 955 2.01% 5.13% 1.83% 1.83% EBITDA 2007 2008 2009 2010 2011 GROEI 2008 2009 2010 2011 BP 2008-2010 50 55 63 69 10.00% 14.55% 9.52% BP 2009-2011 50 27 43 44 45 -46.00% 60.00% 1.83% 1.83% Confidential KPN00034433